UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 20, 2007
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
ITEM 7.01 Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Text of Press Release, dated September 20, 2007
Ex-99.2 Supplemental Financial Information
Ex-99.3 H3C - Summary Financial Information Provided to Bank Lenders

ITEM 2.02     Results of Operations and Financial Condition
Financial Results.
     On September 20, 2007, 3Com Corporation (the “Company”) (i) issued a press release regarding its financial results for its fiscal quarter ended August 31, 2007 (“Q1 FY08”) and (ii) posted supplementary financial information concerning the Company’s Q1 FY08 fiscal quarter to the investor relations portion of its web site, www.3Com.com. The full text of the press release is attached hereto as Exhibit 99.1. The supplementary financial material is attached hereto as Exhibit 99.2.
     The information in Item 2.02 of this Form 8-K and the exhibits attached hereto as Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Non-GAAP Financial Measures.
     The attached press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under generally accepted accounting principles in the United States (“GAAP”).
     More specifically, the Company uses the following non-GAAP financial measures: non-GAAP operating profit/loss, non-GAAP net income/loss, non-GAAP net income/loss per share and non-GAAP gross margin. The Company also uses forward-looking non-GAAP operating profit and EPS measures.
     Discussion. The Company uses these measures in its public statements. Management believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside on-going operating results. Accordingly, management uses these non-GAAP measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a higher degree of transparency for certain expenses (particularly when a specific charge impacts multiple line items);

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.
     The non-GAAP operating loss or income measure used by the Company is defined to exclude the following charges and benefits: restructuring, amortization, in-process research and development, stock-based compensation expense and special items that management believes are unusual and outside of the Company’s on-going operations, such as, for some of the periods presented in the press release, a portion of H3C’s Equity Appreciation Rights Plan, or EARP, bonus triggered by a change in control, and the inventory-related adjustment portion of the purchase accounting effects of the Company’s acquisition of 49% of H3C.
     Management believes the costs related to restructuring activities are not indicative of the Company’s normal operating costs. The restructuring charge consists primarily of severance expense and facility closure costs.
     Management also believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. Also, amortization is a non-cash charge for the periods presented.
     In addition, the Company has non-recurring in-process research and development expenses which are non-cash and related to acquisitions as opposed to the Company’s core operations.
     Further, stock-based compensation expenses are non-cash charges that relate to restricted stock amortization and stock-based compensation costs associated with acquisitions, as well as additional stock-based compensation expense that represents the fair value of stock-based compensation required pursuant to FAS 123 (R). The expense related to acquisitions is not part of the Company’s normal operating costs and is non-cash. The FAS 123 (R)-related expense is excluded because management believes as a non-cash charge it does not provide a meaningful indicator of the core operating business results. Management manages the business primarily without regard to these non-cash expenses. In addition, because the calculation of these expenses is dependent on factors such as forfeiture rate, volatility of the Company’s stock and a risk-free interest rate, all of which are subject to fluctuation, these charges are expected to be variable over time, and therefore may not provide a meaningful comparison of core operating results among periods. It is useful to note that these factors are generally outside the Company’s control.
     The Company has excluded a portion of the EARP payment. When 3Com and Huawei set up their H3C joint venture in China, they contemplated that one of the shareholders could buy out the other on the third anniversary of the joint venture’s formation. In order to incent the employees of H3C to create value in the joint venture, the shareholders implemented the EARP, which had two components. One component was based on EBIT generation. The other was triggered solely upon a change in control whereby one shareholder bought out the other. The payout for this second component was based on a percentage of the increase in value of the joint venture, and would pay out over time after the buy-out. When 3Com purchased the remaining 49% of H3C from Huawei on March 29, 2007, the change in control EARP payment was triggered. The initial payment that is not subject to continued employment is a one-time payment that was triggered by the acquisition and is clearly a one-time item. As management views this as part of the cost of the acquisition, it believes it is not representative of the on-going core operations of the company. Accordingly, management does not measure H3C’s performance during this period with this charge included.
     Finally, the Company has excluded the purchase accounting inventory-related adjustment from the 49% acquisition described above. Similar to IPR&D and amortization described above with respect to acquisitions, these adjustments represent non-cash, one-time items relating to a specific acquisition as opposed to core operations.
     The Company also uses a non-GAAP net income/loss measure. All of the items described above are relevant to why management believes this measure is meaningful. In addition, the following further items, which are special items for the relevant fiscal periods, were excluded, from this measure: gain on sales of assets and gain from insurance settlement. Gains on asset sales are outside of the ordinary course of business and not representative of core operations. Similarly, the insurance settlement related to monies paid under a policy insuring the Hemel property owned by the Company which was destroyed by an oil depot explosion. Accordingly, in order to provide meaningful comparisons, the Company believes that it needs to adjust for gains as well as charges that are outside the core operations.
     Also, for prior periods when Huawei owned 49% of H3C it is necessary to further adjust the foregoing adjustments that impacted H3C’s financials by a factor of 0.49 in order to provide a meaningful comparison of 3Com’s operations. For this reason, the Company adjusted for Huawei’s portion of the amortization and EARP charges during those prior periods.
     3Com also uses a non-GAAP net income/loss measure on a per share basis. All of the adjustments described above are relevant to this per share measure. The Company believes that it is important to provide per share metrics, in addition to absolute dollar measures, when describing its business, including when presenting non-GAAP measures.

     For its non-GAAP gross margin measure, the Company adjusts for purchase accounting inventory and stock-based compensation charges, each of which is discussed above.
     For the Company’s forward-looking non-GAAP operating profit and EPS measures, the Company is unable to provide a quantitative reconciliation because the information is not available without unreasonable effort.
     General. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating loss, net loss and loss per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.
ITEM 7.01     Regulation FD Disclosure
     On September 20, 2007, as required by its senior secured credit facility the Company made available to its senior secured bank lenders certain summary financial information concerning its H3C division. This financial data is attached hereto as Exhibit 99.3 and is hereby incorporated by reference into this Item 7.01. As described in Exhibit 99.3, the financial data set forth in Exhibit 99.3 differs in certain respects from the H3C segment data published by the Company in its financial press releases.
     The information in Item 7.01 of this Form 8-K and the exhibit attached hereto as Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01     Financial Statements and Exhibits
          (d) Exhibits

Exhibit Number	Description

99.1	Text of Press Release, dated September 20, 2007, titled “3Com Reports First Quarter Fiscal Year 2008 Results.”

99.2	Supplemental Financial Information — Fiscal Quarter Ended August 31, 2007

99.3	H3C — Summary Financial Information Provided to Bank Lenders

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: September 20, 2007	By:	/s/ Jay Zager
Jay Zager
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release, dated September 20, 2007, titled “3Com Reports First Quarter Fiscal Year 2008 Results.”

99.2	Supplemental Financial Information — Fiscal Quarter Ended August 31, 2007

99.3	H3C — Summary Financial Information Provided to Bank Lenders